Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:	MARCH 13, 2001
CONTACT:	PEGGY JANEI (MEDIA)	(616) 771-5257
	ALBERT T. POTAS (ANALYST)	(616) 771-1931

OLD KENT FINANCIAL CORPORATION SHAREHOLDERS APPROVE
MERGER WITH FIFTH THIRD BANCORP

                    Grand Rapids, Michigan -- At a special meeting held today in Grand Rapids, shareholders of Old Kent Financial Corporation (NYSE: OK) overwhelmingly supported the merger with Fifth Third Bancorp (NASDAQ: FITB) with approval by 94.5% of the shares voted. The announcement was made by David J. Wagner, Chairman, CEO and President of Old Kent.

                    The merger also received regulatory approval on March 12, 2001. Fifth Third Bancorp shareholders will vote on the proposed merger at a special meeting in Cincinnati on March 20. The anticipated closing date for the merger is early April.

                    At the meeting Wagner commented, "This merger presents a unique strategic opportunity to combine two high performing financial organizations to create one of the strongest banking franchises in the nation. Fifth Third just completed its 27th year of uninterrupted earnings increases, and for the last 22 years, earnings have increased at a double-digit growth rate. We believe this focus on shareholder value, along with their demonstrated commitment to supporting the communities in which it operates, makes our combination an especially good match."

                    On November 20, 2000, Old Kent announced its pending merger with Fifth Third Bancorp. The combined company will have approximately $70 billion in assets, $48 billion in deposits and more than 980 banking locations, primarily in Ohio, Kentucky, Indiana, Michigan and Illinois. Fifth Third will be the second largest banking franchise, based on deposits, in these attractive Midwestern states.

                    Old Kent Financial Corporation is a financial services holding company headquartered in Grand Rapids, Michigan. It operates approximately 300 banking offices in Michigan, Illinois and Indiana. At December 31, 2000, Old Kent had total assets of $23.8 billion. Old Kent is on the New York Stock Exchange under the symbol "OK."

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                    This document contains or may contain forward-looking statements about Old Kent Financial Corporation, Fifth Third Bancorp and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Old Kent, Fifth Third and the combined company including statements preceded by, followed by or that include the words "believes," "expects," "anticipates," or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause a difference include, but are not limited to: (1) competitive pressure among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sales volumes, charge-offs and loan loss provisions; (4) general economic conditions, either natural or in the states in which Fifth Third and Old Kent do business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Fifth Third and Fifth Third are engaged; and (6) changes in the securities markets. Further information on other factors which could affect the financial results of Fifth Third after the merger are included in Fifth Third's and Old Kent's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Old Kent Financial Corporation or Fifth Third Bancorp.

                    Investors and security holders are advised to read the proxy statement/prospectus regarding the transactions referenced in this document, because it contains important information. The proxy statement/prospectus has been filed with the Commission by Fifth Third and Old Kent. Security holders may receive a free copy of the proxy statement/prospectus and other related documents filed by Fifth Third and Old Kent at the Commission's website at http://www.sec.gov or from Fifth Third or Old Kent. Old Kent and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Old Kent with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Old Kent's proxy statement for its 2001 Annual Meeting of shareholders filed with the Commission on February 25, 2001. This document is available free of charge at the Commission's website at http://www.sec.gov and/or from Old Kent. Fifth Third and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Fifth Third with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Fifth Third's proxy statement for its 2001 Annual Meeting of shareholders filed with the Commission on February 6, 2001. This document is available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third.

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